Exhibit 3.19

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:23 AM 06/16/2010
FILED 10:23 AM 06/16/2010
SRV 100660861 - 4817760 FILE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

IDQ ACQUISITION CORP.

IDQ Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) does hereby certify as follows:

(a) The name of the Corporation is IDQ Acquisition Corp.

(b) The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 7, 2010.

(c) This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and by the sole stockholder of the Company in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

(d) The text of the Amended and Restated Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety as follows:

ARTICLE I

NAME

1. Name. The name of the corporation is IDQ Acquisition Corp. (the “Corporation”).

ARTICLE II

ADDRESS

1. Address. The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

ARTICLE III

PURPOSE

1. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “General Corporation Law”).

ARTICLE IV

CAPITALIZATION

1. Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 3,000,000 shares, consisting of: (i) 1,500,000 shares of Preferred Stock, par value one cent ($0.01) per share (the “Preferred Stock”) and (ii) 1,500,000 shares of Common Stock, par value one cent ($0.01) per share (the “Common Stock”).

2. Preferred Stock.

(a) General. The Preferred Stock may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock of each series shall be as such are fixed by the Board of Directors, authority to do so being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (hereinafter called the “Directors’ Resolution”). The Directors’ Resolution as to any series shall (i) designate the series, (ii) fix the dividend rate, if any, of such series, the payment dates for dividends on shares of such series and the date or dates, or method of determining the date or dates, if any, from which dividends on shares of such series shall be or shall not be cumulative, (iii) fix the amount or amounts payable on shares of such series upon voluntary or involuntary liquidation, dissolution, or winding up, and (iv) state the price or prices or rate or rates, and adjustments, if any, at which, and the time or times and the terms and conditions on which, shares of such series may be redeemed at the option of the Corporation. Such Directors’ Resolution may also (i) limit the number of shares of such series which may be issued, (ii) provide for a sinking fund for the purpose of redemption of shares of such series and determine the terms and conditions governing the operations of any such fund, (iii) grant voting rights to the holders of shares of such series, (iv) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional preferred stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distributions of assets upon liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisitions of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distributions of assets upon liquidation, (vi) state the price or prices or the rate or rates of conversion or exchange and other terms, conditions and adjustments upon which shares of any such series may be made convertible into, or exchangeable for shares of any other class or classes or of any other series of Preferred Stock or any other class or classes of stock, and (vii) grant such other special rights and impose such qualifications, limitations or restrictions thereon as shall be fixed by the Board of Directors.

(b) Voting. Except as expressly provided by law, or except as may be provided in any Directors’ Resolution, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

(c) Repurchase. Preferred Stock redeemed, purchased or retired by the Corporation assumes the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of any Directors’ Resolution providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as authorized, but unissued, Preferred Stock.

(d) Designation for Series A Preferred Stock.

(i) Designation, Number and Ranking.

(A) There is hereby established a series of Preferred Stock that shall be designated as “Series A Preferred Stock” (the “Series A Preferred Stock”). The number of shares constituting the Series A Preferred Stock shall be 1,000,000.

(B) The Series A Preferred Stock shall rank senior to the Common Stock.

(ii) Dividends.

The holder of Series A Preferred Stock shall be entitled to preferential cumulative quarterly dividends beginning July 1, 2010, at the annual rate of 10.0% of the Liquidation Value (as defined below), payable in arrears until as and when declared by the Board of Directors. Such dividends shall be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. All dividends paid with respect to shares of Series A Preferred Stock pursuant to this section will be paid pro rata to the holders thereof Dividend payments will be aggregated per holder and will be made to the nearest cent.

(iii) Voting Rights.

The holders of the Series A Preferred Stock shall not be entitled to any notice of stockholders’ meetings or to vote upon the election of directors or upon any question affecting the management or affairs of the Corporation, except where such notice or right to vote is required by law or by this Certificate of Incorporation,

(iv) Redemption.

The Corporation, at the option of the Board of Directors, may redeem all or, from time to time, any portion of the Series A Preferred Stock by paying therefor in cash the sum of $ 100.00 per share, plus all cumulative and unpaid dividends thereon, as of the date fixed for redemption, adjusted accordingly for any conversion, exchange, stock split or other reclassification, consolidation, reorganization or similar transaction, such sum being hereinafter referred to as the “Redemption Price.” At least fifteen (15) days previous notice, in the manner set forth in the By-Laws of the Corporation, shall be given to holders of record of the Series A Preferred Stock to be redeemed. On the date fixed for redemption and stated in such notice, each holder of Series A Preferred Stock called for redemption shall surrender his certificate for such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the Series A Preferred Stock represented by any such surrendered certificate is so redeemed, a new certificate shall be issued representing the unredeemed Series A Preferred Stock. At any time after giving notice of redemption of all or any part of the Series A Preferred Stock, the Corporation may deposit with a bank or trust company, as a trust fund for the benefit of the holders of the Series A Preferred Stock called for redemption, an amount in cash sufficient to pay the redemption of such Series A Preferred Stock. After the making of such deposit, such Series A Preferred Stock shall not be deemed to be outstanding for any purpose and the rights of the holders thereof shall be limited to the right to receive payment of the redemption price from such fund upon surrender of the certificates. Subject to the provisions thereof, the Board of Directors shall have the authority to prescribe the manner in which all or part of the outstanding Series A Preferred Stock shall be redeemed; provided that any such redemption will be pro rata among all holders of Series A Preferred Stock in accordance with the number of shares of Series A Preferred Stock held by each such holder.

(v) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class of stock of the

Corporation ranking senior to the Series A Preferred Stock upon liquidation, dissolution or winding-up (such stock being referred to herein as “Senior Stock”) in respect of such stock, but before any payment shall be made to the holders of Common Stock or other capital stock of the Corporation ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up, an amount equal to $100.00 per share of Series A Preferred Stock (the “Liquidation Value”), plus all cumulative and unpaid dividends thereon as of the date of such liquidation, dissolution or winding up, adjusted accordingly for any conversion, exchange, stock split or other reclassification, consolidation, reorganization or similar transaction. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock and the holders of shares of capital stock of the Corporation ranking on a parity with the Series A Preferred Stock upon liquidation, dissolution or winding up (such stock being referred to herein as “Parity Stock”) the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and shares of Parity Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

(vi) Consolidation or Merger. In the event of any consolidation or merger of the Corporation with or into any other person or the sale or other distribution to another person of all or substantially all the assets of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to the payment they would be entitled had there been a liquidation, dissolution or winding up of the Company pursuant to Section 2(d)(v).

3. Common Stock.

(a) Dividends. Subject to all rights of the Preferred Stock, including priority in payment of dividends thereon, dividends may be paid on the Common Stock as and when declared by the Board of Directors of the Corporation out of any funds of the Corporation legally available for the payment thereof. Subject to the rights of holders of Preferred Stock, when, as and if dividends are declared on the Common Stock, whether payable in cash, in property or in securities of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends.

(b) Voting. Except as otherwise expressly required by law, the holders of Common Stock shall be entitled to one vote per share on all matters and proposals to be voted on by the stockholders of the Corporation (including, without limitation, the election or removal of directors of the Corporation).

(c) No Cumulative Voting. The holders of Common Stock shall not have cumulative voting rights.

(d) Liquidation, Dissolution or Winding Up.

(i) General. Subject to any prior or superior right of liquidation as may be conferred upon any shares of Preferred Stock, and after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Common Stock then outstanding shall be entitled to receive all of the assets and funds of the Corporation remaining and available for distribution. Such assets and funds shall be divided among and paid to the holders of Common Stock on a pro rata basis, according to the number of shares of Common Stock held by them.

(ii) Consolidation or Merger. Neither the consolidation or merger of the Corporation with or into any other person nor the sale or other distribution to another person of all or substantially all the assets of the Corporation, in each case when permitted by this Amended and Restated Certificate of Incorporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of Section 3(d)(i).

ARTICLE V

BOARD OF DIRECTORS

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

1. Business and Affairs. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2. Composition. The Board of Directors shall consist of not less than one (1) or more than fifteen (15) members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

3. Term. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

4. Election and Vacancies. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor Any or all of the directors of the Corporation may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s then outstanding capital stock entitled to vote generally in the election of directors.

5. Election of Directors. The election of directors of the Corporation need not be by written ballot, unless the By-Laws of the Corporation otherwise provide.

6. Additional Powers. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors of the Corporation are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the General Corporation Law, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

ARTICLE VI

STOCKHOLDERS

1. Action by Written Consent. Any action required or permitted by the General Corporation Law to be taken at a stockholders’ meeting may be taken without a meeting and without prior notice by the written consent of stockholders who would be entitled to vote at a meeting of the Company’s stockholders and who have voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all stockholders entitled to vote thereon were present and voted. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide.

2. Books and Records. The books and records of the Corporation may be kept (subject to any provision contained in the General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

ARTICLE VII

LIMITATION OF LIABILITY

1. Limitation of Liability. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law as the same exists or may hereafter be amended. If the General Corporation Law is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the General Corporation Law, as so amended. Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE VIII

INDEMNIFICATION

1. Directors and Officers. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding

(or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article VIII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of the director or officer receiving advancement to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification under this Article VIII.

2. Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

3. Not Exclusive. The rights to indemnification and to the advance of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

4. No Adverse Modification. Any repeal or modification of this Article VIII by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE IX

AMENDMENTS

1. By-Laws. The Board of Directors shall have the power to adopt, amend or repeal By-Laws of the Corporation, subject to the right of the stockholders of the Corporation to adopt, amend or repeal any By-law.

2. Certificate of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed this 16th day of June, 2010.

IDQ ACQUISITION CORP.

By:
	Name:	Howard Weiss
	Title:	Vice President, Chief Financial Officer and Treasurer

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:28 PM 12/12/2011
FILED 05:28 PM 12/12/2011
SRV 111282524 - 4817760 FILE

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IDQ ACQUISITION CORP.

IDQ Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

(a) Article IV(2)(d)(iv) of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

(iv) Redemption.

The Corporation, at the option of the Board of Directors, may redeem all or, from time to time, any portion of the Series A Preferred Stock by paying therefor in cash the sum of $100.00 per share, plus all accrued and unpaid dividends thereon, as of the date fixed for redemption, adjusted accordingly for any conversion, exchange, stock split or other reclassification, consolidation, reorganization or similar transaction, such sum being hereinafter referred to as the “Redemption Price.” The redemption of all or any portion of the Series A Preferred Stock may be conditioned upon the happening of a specified event, provided that such condition and event is described in a notice to holders of the Series A Preferred Stock. At least two (2) days previous notice, in the manner set forth in the By-Laws of the Corporation, shall be given to holders of record of the Series A Preferred Stock to be redeemed. On the date fixed for redemption and stated in such notice, and subject to the satisfaction of any conditions set forth in such notice, each holder of Series A Preferred Stock called for redemption shall surrender his certificate for such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the Series A Preferred Stock represented by any such surrendered certificate is so redeemed, a new certificate shall be issued representing the unredeemed Series A Preferred Stock. At any time after giving notice of redemption of all or any part of the Series A Preferred Stock, and subject to the satisfaction of any conditions set forth in such notice, the Corporation may deposit with a bank or trust company, as a trust fund for the benefit of the holders of the Series A Preferred Stock called for redemption, an amount in cash sufficient to pay the redemption of such Series A Preferred Stock. After the making of such deposit, such Series A Preferred Stock shall not be deemed to be outstanding for any purpose and the rights of the holders thereof shall be limited to the right to receive payment of the redemption price from such fund upon surrender of the certificates. Subject to the provisions thereof, the Board of Directors shall have the authority to prescribe the manner in which all or part of the outstanding Series A Preferred Stock shall be redeemed; provided that any such redemption will be pro rata among all holders of Series A Preferred Stock in accordance with the number of shares of Series A Preferred Stock held by each such holder.

(b) The foregoing amendment was duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed this 12 day of December, 2011.

IDQ ACQUISITION CORP.

By:
Name:	Leonard M. Harlan
Title:	President and CEO

[Certificate of Amendment Signature Page]

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:28 PM 12/16/2011
FILED 05:28 PM 12/16/2011
SRV 111304263 - 4817760 FILE

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IDQ ACQUISITION CORP.

IDQ Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

(a) Subsection 2(d) of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation is hereby deleted in its entirety.

(b) The foregoing amendment was duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed this 16 day of December, 2011.

IDQ ACQUISITION CORP.

By:
Name:	Howard Weiss
Title:	Vice President, Chief Financial Officer, and Treasurer

[Certificate of Amendment Signature Page]